Exhibit 3.5

CERTIFICATE OF MERGER OF LIVE OAK FINANCIAL CORP with and into INDEPENDENT BANK GROUP, INC

Pursuant to the provisions of Chapter 10 of the Texas Business Organizations Code (the “TBOC”) Independent Bank Group, Inc (“IBG”) and Live Oak Financial Corp (“LOFC”) (together with IBG, the “Merging Parties”) certify the following certificate of merger was adopted for the purpose of effecting a merger in accordance with Chapter 10 of the TBOC (the “Merger”)

1 Parties to the Merger The name, organizational form, state of incorporation, and secretary of state file number of each corporation that is a party to the Merger are as follows

Name of Parent Corporation	Entity Type	State of Organization	Texas SOS File Number	Surviving Entity

Independent Bank Group, Inc	For profit corporation	Texas	800125042	Yes

Name of Subsidiary Corporation	Entity Type	State of Organization	Texas SOS File Number	Surviving Entity

Live Oak Financial Corp	For profit corporation	Texas	162219900	No

2 The number of outstanding shares of each class of stock of the subsidiary corporation and the number of shares of each class owned by the parent corporation are as follows

Name of Subsidiary Corporation	Designation of Class	Number of Shares Outstanding	Number of Shares Owned by the Parent Corporation

Live Oak Financial Corp	Common	1,000	1,000 (100%)

3 Attached hereto as Exhibit ‘A” is a true and correct copy of the resolutions adopted by the Board of Directors of IBG, the parent corporation, on December 12 2013, authorizing the merger of LOFC into IBG The attached resolutions were adopted and approved by the governing authority of the parent corporation as required by the laws of its jurisdiction of formation and by its governing documents

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4 Organizations Created by Merger No new domestic corporation or other entity will be created pursuant to the Agreement

5 Tax Certificate IBG, as the surviving corporation, will be responsible for and obligated to pay all fees and franchise taxes of each Merging Party

6 Effectiveness of Filing The Merger shall become effective as of 12 02 a m, Dallas, Texas time, January 1, 2014, in accordance with the provisions of the IBOC

[Signature Page to Follow]

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Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the parent organization, to execute the filing instrument.

Date: December 18, 2013

INDEPENDENT BANK GROUP, INC

By

David R Brooks
Chairman of the Board and CEO

Signature Page to Certificate of Merger

RESOLUTIONS OF BOARD OF DIRECTORS

OF INDEPENDENT BANK GROUP, INC. APPROVING THE

MERGER OF LIVE OAK FINANCIAL CORP.

WITH AND INTO

INDEPENDENT BANK GROUP, INC

WHEREAS, Independent Bank Group, Inc (“IBG”) is a corporation duly organized and existing under the laws of the State of Texas, and

WHEREAS, Live Oak Financial Corp will be the surviving corporation in the merger of IBGLO Acquisition Corporation (IBGLO”) with and into LOFC (the ‘LOFC Merger”) and, as a result of the LOFC Merger, will continue to be a corporation duly organized and existing under the laws of the State of Texas, with authorized capital consisting solely of 1,000 shares of common stock, $1 00 par value per share, (the “LOFC Stock”), of which 1,000 shares are issued and outstanding, and

WHEREAS, as a result of the LOFC Merger, IBG will own 1,000 shares, or 100 percent, of the issued and outstanding shares of LOFC Stock, and

WHEREAS, the Board of Directors (the “Board”) of IBG considers it to be in the best interests of IBG to merge (the ‘Affiliate Merger”) LOFC with and into IBG, under the title of ‘Independent Bank Group, Inc”, and

WHEREAS, Section 10 006 of the Texas Business Organizations Code (the “TBOC’) permits a corporation that owns at least 90 percent of the outstanding shares of each class of the stock of another corporation to merge the other corporation into itself, and

WHEREAS, the Board of IBG considers it to be in the best interests of IBG to merge LOFC with and into IBG under the Certificate of Formation of IBG and with the name “Independent Bank Group, Inc”, pursuant to Section 10 006 of the TBOC upon the terms and subject to the conditions set forth herein, and

WHEREAS, the Board of IBG desires to take any and all actions that may be necessary or appropriate to consummate the Affiliate Merger, and

WHEREAS, it is not necessary to obtain the approval of the shareholders of IBG for such Affiliate Merger

NOW, THEREFORE, BE IT RESOLVED, that the Board of IBG hereby authorizes IBG to merge LOFC into IBG pursuant to Section 10 006 of the TBOC, and IBG does hereby have LOFC merge into IBG, with IBG being the corporation surviving the Affiliate Merger, to be effective at 12 02 am on January 1, 2014 or such later time and date (the “Effective Time’) as the management of IBG deems to be in the best interests of IBG

FURTHER RESOLVED, that the officers and directors of IBG consummate such Affiliate Merger as soon as practicable following consummation of the transactions contemplated by that certain Agreement and Plan of Reorganization, dated as of August 22, 2013, 2013, by and between IBG and LOFC, providing for the LOFC Merger

FURTHER RESOLVED, that IBG shall be the corporation surviving the Affiliate Merger (the “Surviving Corporation”) and its name shall continue to be “Independent Bank Group Inc” and that the established offices and locations of IBGLO and IBG shall be the offices and locations of the Surviving Corporation

FURTHER RESOLVED, that, at the Effective Time, the Certificate of Formation and the Bylaws of IBG shall be and remain the Certificate of Formation and Bylaws of the Surviving Corporation, until such Certificate of formation or Bylaws arc amended, altered or repealed as provided by law

FURTHER RESOLVED, that the directors and officers of IBG immediately prior to the Effective Time shall continue to serve as the directors and officers of the Surviving Corporation, and each of them, subject to the Bylaws of the Surviving Corporation and the laws of the State of Texas, shall serve until his successor is elected or appointed and qualified or until his earlier death, incapacity resignation or removal

FURTHER RESOLVED, that, at the Effective Time IBG shall receive all of the property, rights, privileges, franchises, patents, trademarks, trade names, licenses, registrations and other assets of every kind and description of IBGLO, such assets shall be vested in and devolve upon IBG without further act and deed, and IBG shall assume all the liabilities of every kind and description of IBGLO

FURTHER RESOLVED, that the Chairman of the Board, the President, any Vice President and the Secretary or Treasurer of IBG be, and they hereby are, authorized, empowered and directed to make execute and deliver the Certificate of Merger setting forth a copy of these resolutions and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Texas

FURTHER RESOLVED, that such officers of IBG be, and they hereby are, authorized, empowered and directed, for, on behalf of and in the name of IBG to make, execute, acknowledge and deliver any and all instruments, agreements, documents and certificates, and do and perform all necessary acts and deeds to carry out the Affiliate Merger into full force and effect, including, without limitation the delegation of authority to execute any such instruments, agreements, documents and certificates and perform any such acts to any employee of IBG and such agreements, documents and acts are hereby approved, authorized and adopted as duly authorized acts of IBG in all respects and for all purposes

FURTHER RESOLVED, that all previous action taken or agreements entered into by the officers, directors or representatives of IBG on behalf of IBG in negotiating or carrying out the Affiliate Merger into full force and effect are hereby ratified, confirmed, approved and adopted as duly authorized acts of IBG in all respects and for all purposes